UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Governing 7.875% Senior Secured Notes Due 2030

On March 18, 2024, Clear Channel Outdoor Holdings, Inc. (the “Company”) completed the sale of $865.0 million in aggregate principal amount of 7.875% Senior Secured Notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of March 18, 2024 (the “Indenture”), among the Company, the subsidiaries of the Company acting as guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

The Notes mature on April 1, 2030 and bear interest at a rate of 7.875% per annum. Interest on the Notes is payable to the holders thereof semi-annually on April 1 and October 1 of each year, beginning on October 1, 2024. The Notes are guaranteed fully and unconditionally on a senior secured basis by the Guarantors and any of the Company’s future wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Company’s senior secured term loan facility (the “Term Loan Facility”), its senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”) and its receivables-based credit facility (the “ABL Facility”).

The Notes and the guarantees are secured on a first-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Senior Secured Credit Facilities, subject to certain exceptions, on a pari passu basis with the liens on such assets (other than the assets securing the ABL Facility) (such assets, other than the assets securing the ABL Facility, the “Notes Priority Collateral”), and on a second-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Company’s ABL Facility on a first-priority basis (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Notes Collateral”), in each case, other than any excluded assets and subject to intercreditor agreements. The ABL Facility is secured on a second-priority basis by the Notes Priority Collateral.

The Notes and the guarantees are general senior secured obligations of the Company and the Guarantors and rank pari passu in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness, including the Senior Secured Credit Facilities, the ABL Facility, the 5.125% senior secured notes due 2027 (the “Existing 2027 Secured Notes”), the 9.000% senior secured notes due 2028, the 7.750% senior notes due 2028 (the “Existing 2028 Senior Notes”) and the 7.500% senior notes due 2029 and will be senior in right of payment to all existing and future subordinated and unsecured indebtedness of the Company and the Guarantors. The Notes are effectively equal to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first-priority lien on the Notes Priority Collateral (including the Senior Secured Credit Facilities), to the extent of the value of such collateral, are effectively subordinated to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first-priority lien on the ABL Priority Collateral (including the ABL Facility), to the extent of the value of such collateral, and are structurally subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of existing and future subsidiaries of the Company that do not guarantee the Notes, including Clear Channel International B.V.’s 6.625% senior secured notes due 2025.

The Company may redeem all or a portion of the Notes beginning on October 1, 2026 at the redemption prices set forth in the Indenture. Prior to October 1, 2026, the Company may redeem all or a portion of the Notes at a redemption price equal to 100.000% of the principal amount of the Notes, plus the “make-whole” premium described in the Indenture. The Company may redeem up to 40% of the aggregate principal amount of the Notes at any time prior to October 1, 2026 using the net proceeds from certain equity offerings at 107.875% of the principal amount of the Notes. During any twelve-month period prior to October 1, 2026, subject to certain exceptions and conditions, the Company may also redeem up to 10% of the then-outstanding aggregate principal amount of Notes at a redemption price equal to 103.000% of the aggregate principal amount of the Notes being redeemed; provided that, at the time of any such redemption, there are no outstanding borrowings under the Senior Secured Credit Facilities (including any amounts drawn under any revolving credit facility or other borrowings outstanding in respect of any term loans), and no such redemption can be made with the proceeds of any indebtedness that refinances existing indebtedness. If the Company experiences specific kinds of changes in control, the Company must offer to repurchase all of the notes at 101.000% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries; (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) incur certain liens.

Copies of the Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the complete text of the Indenture and the Notes, respectively.

Fifth Amendment to Credit Agreement

Concurrently with the sale of the Notes, the Company entered into an amendment (the “Credit Agreement Amendment”) to the Company’s credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto. The Credit Agreement governs the Company’s revolving credit facility and term loan (the “Term Loan Facility”).

Pursuant to the Credit Agreement Amendment, among other things: (i) the maturity date of the Term Loan Facility was extended to August 23, 2028; provided that (x) if on May 15, 2027 there are Existing 2027 Secured Notes (or any permitted refinancing thereof) outstanding in an aggregate principal amount in excess of $250.0 million that mature prior to November 21, 2028, the maturity date of the Term Loan Facility shall be May 15, 2027 or (y) if on January 15, 2028 there are Existing 2028 Senior Notes (or any permitted refinancing thereof) outstanding in an aggregate principal amount in excess of $199.0 million that mature prior to November 21, 2028, the maturity date of the Term Loan Facility shall be January 15, 2028; (ii) to increase the Applicable Rate, as defined therein, for the Term Loan Facility by 50 basis points and (iii) provide for a prepayment penalty of 1.00% for any prepayments of or amendments to the Term Loan Facility made in connection with a “Repricing Event”, to the extent the primary purpose of such prepayment is to reduce the effective yield of the Term Loan Facility, on or prior to the date that is six (6) months after the closing date of the Credit Agreement Amendment.

The remaining terms of the Credit Agreement, as amended by the Credit Agreement Amendment, respectively, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default, covenants, and loan acceleration.

The foregoing description does not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance-Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 18, 2024, by and among Clear Channel Outdoor Holdings, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent, governing the 7.875% Senior Secured Notes due 2030.

4.2	Form of 7.875% Senior Secured Notes due 2030 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

10.1	Fifth Amendment to Credit Agreement, dated as of March 18, 2024, among Clear Channel Outdoor Holdings, Inc., the other loan parties thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (including Annex A, which is a conformed copy of the Credit Agreement).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 18, 2024	By:	/s/ Lynn A. Feldman
Lynn A. Feldman
Executive Vice President, Chief Legal Officer and Corporate Secretary